September 5, 2019

TO:
All Stockholders
(Addressed Individually)

SUBJECT:
Report from the President

A Market Milestone

On August 21, the Office of Finance – which issues and services all debt securities for the Federal Home Loan Banks – marked a milestone by announcing that more than $100 billion in SOFR-linked securities had been issued by the Federal Home Loan Bank System. SOFR, the Secured Overnight Financing Rate, is the Federal Reserve’s Alternative Reference Rate Committee’s recommended alternative to U.S. Dollar LIBOR, and the development and sustainability of this market is vital to the ongoing LIBOR transition. As a leading issuer of LIBOR-linked securities, the Federal Home Loan Banks are an important part of this effort.

At the FHLBNY, our strategic vision is to be a balanced provider of liquidity to our members in all operating environments, and the Federal Home Loan Bank System’s continued issuance of SOFR-linked securities strengthens our ability to meet both the current and future needs of our members. We believe that reaching this milestone reflects both strong investor demand in debt linked to SOFR, as well as acceptance of SOFR as the preferred replacement for LIBOR in our market. The Federal Home Loan Bank System’s contribution to the effective and orderly establishment of this market will strengthen our ability to execute on our mission of providing reliable liquidity to our members.

The transition from LIBOR is a significant event, and one for which we must all be prepared. As the market moves away from LIBOR, we are focused on ensuring that this transition is as smooth as possible, both for our cooperative and our members. To that end, in November 2018 we launched our SOFR-Linked Adjustable Rate Credit Advance product, providing members with the option of transacting floating-rate advances using the SOFR index. And throughout the transition, we – and all of the Federal Home Loan Banks – will continue to serve as a resource for our members as you undergo your own transition from LIBOR – for example, we recently posted an article on SOFR to our website. For more information on the LIBOR transition and how the FHLBNY can assist in these efforts, including educational outreach, webinars and training sessions, please contact your Calling Officer.

A Stable Outlook

In an August 22 report, the credit rating agency S&P Global Ratings reaffirmed its stable outlook and AA+/Stable/A-1+ rating for the FHLBNY. In its report, S&P Global noted the FHLBNY’s stability, and highlighted both our “very important role in the implementation of U.S. government housing policy” and that we are an “important funding source for the U.S. banking system”. Our role is important because of where that funding goes: to the local lender. In noting our strong business position, S&P Global stated that the FHLBNY has “an established market position with longstanding members.” Our members are central to our strength, and we are proud to provide access to reliable funding to assist members in the activities that keep our economy strong and helps communities grow. S&P Global also recognized the strength of the entire Federal Home Loan Bank System in an August 28 report, which highlighted the System’s “critical public-policy role as one of the primary liquidity providers to U.S. mortgage market participants, especially in times of stress.” S&P Global stated that “we view the FHLB System as one of the most important U.S. GREs.” And as further validation of the System’s strength, on September 3, Moody’s issued a report reaffirming the Federal Home Loan Bank System’s Aaa long-term senior unsecured debt rating and Prime-1 short-term issuer rating. In its report, Moody’s stated that the ratings reflect the System’s “good earnings stability, excellent asset quality and special role as a provider of liquidity to U.S. financial institutions.” It is this focus on stability and our ongoing ability to provide liquidity to our members that drives all of our own activities, from our continued support of the development of the SOFR market to our housing programs.

Funding Dreams

We also recently marked a milestone of our own: the inaugural round of the Homebuyer Dream Program (“HDP”), our new set-aside grant program to help households across our region achieve the dream of homeownership. The HDP round launched on July 8 with $7 million in available funds to provide down payment and/or closing cost assistance of up to $15,000 in grants per eligible household (those households which earn income equal to or less than 80 percent of the area median income and complete a homebuyer counseling program). We subsequently increased the available funds by $2 million based on strong interest from our members. When the round closed on July 30, one-third of our members had signed up to participate in the HDP, and more than half of those members had submitted applications on behalf of households.

In preparing for the launch of the HDP, our Community Investment staff conducted significant outreach across our District, including in-person presentations, group training sessions, online tutorials, a live webinar and a number of written member communications. This outreach, and the commitment to creating housing opportunities that we share with our members, helped generate a strong turnout for the inaugural round. And as we prepare for the HDP’s 2020 round, our team is working with various program stakeholders to ensure that we build on this momentum and further strengthen the HDP so that it can benefit households across our District for years to come.

Promoting Partnerships

Our Affordable Housing Program was the focus of an August 27 event celebrating Villas Del Caribe, a development in Philadelphia that provides 81 affordable rental homes, creating its own community in the city’s Fairhill neighborhood. Villas Del Caribe is unique in that it received AHP funding from both the FHLBNY, in partnership with M&T Bank, and the Federal Home Loan Bank of Pittsburgh, with its member, Customers Bank. The development was built more than 20 years ago, and the $1.2 million in combined AHP grants will help support the renovations and upgrades being made by HACE Affordable Housing Corporation that will ensure that Villas del Caribe continues to provide homes in the decades to come. The creation of affordable housing opportunities is incredibly important, but ensuring that these opportunities last, preserving that affordability and keeping these opportunities in the community provides the stability that strengthens households and neighborhoods.

We were fortunate to be joined at the event by Congressman Brendan Boyle (PA-02) and Philadelphia Mayor Jim Kenney, both of whom have made supporting affordable housing areas of focus, as well as hear from two Villas del Caribe residents. The AHP Program works because it supports the strong partnerships that exist between dedicated community organizations like HACE, locally focused lenders like M&T and Customers Bank, dedicated developers and our elected officials at the city, state and federal levels, all working together to build affordable housing for all who need it. As Congressman Boyle noted at the event, it truly does take a village to build Villas del Caribe’s own little village in Philadelphia.

Building Relationships

The Villas del Caribe event was the culmination of a full day of activities organized by the Federal Home Loan Banks of New York, Pittsburgh and San Francisco to provide Congressional staffers from our three Districts with an overview of the value and importance of the Federal Home Loan Bank System and the local lenders we support. The partnerships between the Federal Home Loan Banks, our members and the communities we all serve were the focus of these activities, which featured a CEO panel consisting of myself and my counterparts at Pittsburgh and San Francisco; a member panel moderated by Adam Goldstein, our Chief Business Officer; and a legislative update provided by Kimani Little, our Government Relations Officer. Perhaps the most powerful presentation of the day came from Marie Beaver, Executive Director of Rea of Hope, Inc., who explained how the Charleston, West Virginia organization utilizes AHP funds and its relationship with the Federal Home Loan Bank of Pittsburgh to support the transitional housing it offers to those recovering from substance abuse. And the role of the community lender was best captured by Anthony DeSalle, president and CEO of our member Crest Savings Bank, who stated during the member panel, “If you want to be a good community lender, you have to be there all the time, building relationships.” We are proud that one of these relationships for Crest Savings Bank, and all our members, is with the FHLBNY, and I believe that we imparted upon the Congressional staffers just how vital these relationships are to the strength of communities across the nation.

Paul Héroux, FHLBNY Chief Bank Operations Officer, to Retire

After more than 35 years of remarkable service to our cooperative, Paul Héroux – the FHLBNY’s Chief Bank Operations Officer – will retire on September 30. One of our longest-tenured colleagues, Paul first joined the Bank in 1984 and, over the course of his distinguished career, he has been instrumental in bringing the Bank to new heights – from an institution with less than $20 billion in advances when he first joined to $150 billion in assets today. Paul also serves as our Community Investment Officer, and in that role he has strengthened our housing mission, building out our Community Investment team and fostering partnerships with housing organizations. Over the past two years, he oversaw the creation of our new Homebuyer Dream Program, ushering in a new era of creating homeownership opportunities; and also successfully navigated the Bank through the most significant regulatory changes to the Affordable Housing Program in the program’s history, resulting in our enhanced ability to continue to meet the housing needs of our District. His work on our response to natural disasters in our District resulted in the creation of our Disaster Recovery Grant Programs, providing us with an opportunity to make important contributions to relief and rebuilding efforts. Paul has made a tremendous impact on our Bank, and it is fitting that, before he retires at the end of the month, he will lead our 50th round of Affordable Housing Program grants.

I am pleased to announce that Cynthia Palladino, Director of Collateral and Affordable Housing Services, and Michael Volpe, Director of Bank Operations, will join the Management Committee on October 1, 2019. Additionally, at the September 2019 meetings of the Housing Committee and the Board, I will propose that Daniel Randall, our Deputy Community Investment Officer, be designated as the Bank’s Community Investment Officer, also effective October 1. It is a testament to Paul’s leadership that Cynthia, Michael and Daniel are prepared for their new roles, and their ability to take on these new responsibilities reflect the depth and breadth of the talent across the Bank.

2019 FHLBNY Director Election Update

As I noted, this year we will announce our 50th round of AHP grants. Each year, our AHP grant applications are reviewed and approved by our Board of Directors – a process that we expect to occur at the Board’s September 2019 meeting. The Board is vital to all aspects of our operations, and that it why it is important for our members to participate in the annual Director Election.

As previously reported, we have gone the electronic route for our Director elections by partnering with Survey & Ballot Systems (“SBS”), a firm that administers elections for a number of Federal Home Loan Banks. We currently expect that on the morning of October 4, SBS will send out to eligible customers via email an electronic ballot whereby you may cast votes for two open Independent Director and (for customers in that state) two open New York State Member Director seats. To ensure that you are able to receive this email, please be sure – if you have not already done so – to add the following email address to your system as an approved sender: noreply@directvote.net. Voting will close at 5:00 p.m. Eastern on November 5.

Looking Ahead

During the August 27 member panel, a panelist noted how, in addition to providing the loans that drive communities, the local lender supports those activities that make a community feel like home: the local little league, town parades and holiday fireworks, to name just a few. This past weekend, Labor Day celebrations across our District showcased the true meaning of community, supported by the local lender and the numerous partnerships that drive growth. As we conclude summer and move towards the final stretch of 2019, I look forward to continuing to build on our partnerships with all of our members, providing the products and programs that support your business, and working together to close out the year on a strong and positive note.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.